MASTER RIGHTS AGREEMENT

THIS MASTER RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the 26th day of June, 2008 (“Effective Date”) by and among PNG Ventures, Inc., a Nevada corporation (the “Company”), and Fourth Third LLC, a Delaware limited liability company (“Fourth Third”).

WHEREAS, the Company is acquiring from Earth LNG, Inc. (“Seller”) all of the issued and outstanding membership interests of New Earth LNG, LLC (“Earth LNG”) pursuant to that certain Share Exchange Agreement dated as of even date herewith (the “Exchange Agreement”);

WHEREAS, as a condition to the closing under the Exchange Agreement, Earth LNG has entered into that certain Amended and Restated Credit Agreement dated as of even date herewith (the “Credit Agreement”) with Fourth Third, whereby Earth LNG will receive an aggregate of $34,000,000 (the “Loan Proceeds”);

WHEREAS, as partial consideration for the Credit Agreement and the Loan Proceeds, the Company has issued 1,100,000 shares of Common Stock (the “Shares”) to Fourth Third;

WHEREAS, the parties have agreed herewith that, if the Company offers or issues Common Stock for less than $10.00 per Share or the Common Stock otherwise trades below such price at certain times as agreed to herein, Fourth Third and the Company desire that the Company issue to Fourth Third certain  Additional Shares (as hereinafter defined); and

WHEREAS, in connection with the closing under the Credit Agreement, Fourth Third and the Company desire to enter into this Agreement to address the registration rights with respect to the Shares and the Additional Shares and the issuance to Fourth Third of Additional Shares as provided herein.

AGREEMENT

NOW THEREFORE, in consideration of the following mutual covenants and agreements, and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

1.           Definitions.  As used herein, the following terms shall have the following meanings.

“Additional Shares” means shares of Common Stock issued to Fourth Third as provided in Section 10 hereof

"Affiliate" means, with respect to any Person, any other Person controlling, controlled by, or under common control with such Person.  For purposes of this Agreement, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with" as used with respect to any Person) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, by contract or otherwise.

“Assumed Value” means $10.00 per Share (as adjusted for stock splits, stock combinations or consolidations, stock dividends, mergers or similar transactions).

"Common Stock" means, collectively, (i) the Company's Common Stock, $0.001 par value per share and (ii) any other class of common stock of the Company, and (iii) any capital stock of the Company issued or issuable with respect to the securities referred to in clauses (i) or (ii) above whether by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Free Writing Prospectus" means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

“Holder” shall mean Fourth Third and its Affiliates or their Permitted Transferees, subject to the terms of this Agreement

"Permitted Transferee" means (i) any other Holder; (ii) any Affiliate of any Holder; (iii) any one or more members of a class consisting of the spouse, children and grandchildren of a Holder, or a trust for the benefit of any one or more members of such class; or (iv) any shareholder or partner of any non-natural Holder upon a pro rata distribution by such a non-natural Holder to its partners, shareholders, interest holders or otherwise upon the dissolution or liquidation of the non-natural Holder.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity (or any department, agency or political subdivision thereof).

“PIPE Securities” or “PIPE Offering” means shares of Common Stock issued to investors in a private placement financing transaction with net proceeds to the Company of at least $7,500,000, of which $5,000,000 is applied to reduce the indebtedness under the Credit Agreement, and which include registration rights with respect thereto.

“Price Determination Date” means the date that is the earliest to occur of (i) the closing of a PIPE Offering, (ii) the date that the indebtedness under the Credit Agreement is reduced to $30,000,000 or below, and (iii) December [20], 2008, (iv) the date that a Registration Statement with respect to the Shares is declared effective.

"Registrable Securities" means (i) any shares of Common Stock acquired by, issued or issuable to, or otherwise owned by the Holder, including without limitation, the Shares and the Additional Shares; and (ii) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.  Such securities will cease to be Registrable Securities when and to the extent eligible to be sold pursuant to Rule 144 without restriction.

"Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and expenses of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company.

“Repurchase Amount” shall be as defined in Section 9.

"Rule 144" means Rule 144 under the Securities Act (or any similar rule then in force).

"Securities Act" means the Securities Act of 1933, as amended.

2.           Short-Form Registrations.

(a)           Requests for Registration.  Subject to this Section 2, the holders of a majority of the Registrable Securities may, at any time or from time to time after six months following the Effective Date or, if earlier, upon the grant of similar rights pursuant to the PIPE Offering, request registration, whether underwritten or otherwise, under the Securities Act of all or part of their Registrable Securities on Form S-3 or any similar short-form registration ("Short-Form Registrations"), if available.  Each request for a Short-Form Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering.  Within twenty (20) days after receipt of any such request for a Short-Form Registration, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include (subject to the provisions of this Agreement including clause (d) below) in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company's notice.

(b)           Short-Form Registrations.  The holders of a majority of the Registrable Securities will be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses.

(c)           Priority on Short-Form Registrations.  The Company shall not include in any Short-Form Registration any securities which are not Registrable Securities (other than securities owned by the Company which the Company proposes to register or PIPE Securities) without the prior written consent of the holders of at least a majority of the Registrable Securities included in such registration.  If a Short-Form Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such registration, (i) first, the number of Registrable Securities and PIPE Securities requested to be included in such registration pro rata, if necessary, among the holders of Registrable Securities and PIPE Securities based on the number of shares of Registrable Securities or PIPE Securities owned by each such holder at such time, and (ii) second, any other securities of the Company requested to be included in such registration pro rata, if necessary, on the basis of the number of shares of such other securities owned by each such holder at such time.

(d)           Restrictions on Short-Form Registrations.  The Company shall not be obligated to effect any Short-Form Registration (i) within six (6) months after the effective date of a previous Short-Form Registration or (ii) if the Company shall furnish to the holders requesting such Short-Form Registration a certificate signed by the Company's Chief Executive Officer stating that in the good faith judgment of the Board of Directors of the Company, it would be materially harmful to the economic prospects of the Company for such Short-Form Registration to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the initial request for the Short-Form Registration; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve-month period.

(e)           Selection of Underwriters.  In the case of a Short-Form Registration, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering, which investment banker(s) and manager(s) will be nationally recognized and reasonably acceptable to the holders of a majority of the Registrable Securities included in such Short-Form Registration.

3.           Piggyback Registrations.

(a)           Right to Piggyback.  Whenever the Company proposes to register any of its Common Stock under the Securities Act other than pursuant to a Short Form Registration or a  registration statement on Form S-8 or S-4 or any similar or successor form and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"),  the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall, subject to the provisions of this Agreement including clauses (c) and (d) below, include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company's notice.

(b)           Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, the Company shall include in such registration all securities requested to be included in such registration; provided, that if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the number of Registrable Securities and PIPE Securities requested to be included in such registration by the holders of Registrable Securities and PIPE Securities, if necessary, pro rata among the holders of such Registrable Securities and PIPE Securities on the basis of the number of shares of such Registrable Securities or PIPE Securities owned by such holder at such time, and (iii) third, any other securities of the Company requested to be included in such registration pro rata, if necessary, on the basis of the number of shares of such other securities owned by each such holder at such time.

(c)           Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities (which registration was granted in accordance with Section 2(g) above), the Company shall include in such registration all securities requested to be included in such registration; provided, that if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration the securities and Registrable Securities and PIPE Securities requested to be included therein pro rata, if necessary, among the holders of such securities and Registrable Securities and PIPE Securities on the basis of the number of securities and Registrable Securities or PIPE Securities owned by each such holder at such time.

(d)           Selection of Underwriters.  In case of a Piggyback Registration that is an underwritten offering, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering, which investment banker(s) and manager(s) will be nationally recognized and reasonably acceptable to the holders of a majority of the Registrable Securities included in such Piggyback Registration.  The Company will not be required to include any Registrable Securities in such underwritten offering unless the holders of a majority of the Registrable Securities comply with Section 8 hereof.

(e)           Other Registrations.  If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 2 or this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Forms S-4 or S-8 or any similar or successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six (6) months has elapsed from the effective date of such previous registration.

(f)           Obligations of Seller. During such time as any holder of Registrable Securities may be engaged in a distribution of securities pursuant to an underwritten Piggyback Registration, such holder shall distribute any Registrable Securities held by such holder only under the registration statement and solely in the manner described in the registration statement.

4.           Holdback Agreements.

(a)           No holder of Registrable Securities shall sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale (including sales pursuant to Rule 144) (a "Sale Transaction") of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any such equity securities, during the seven (7) days prior to and the 90-day period beginning on the effective date of such underwritten registration (each a "Holdback Period"), except as part of such underwritten registration, unless the underwriters managing such public offering otherwise agree in writing or unless the holders of PIPE Securities are subject to substantially similar restrictions.  If (i) the Company issues an earnings release or other material news or a material event relating to the Company and its Subsidiaries occurs, in either case during the last 17 days of the Holdback Period or (ii) prior to the expiration of the Holdback Period, the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with NASD Rule 2711(f)(4), the Holdback Period will be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be

(such period referred to herein as the "Holdback Extension").  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such period, including any period of any Holdback Extension.

(b)           The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during such period of time as may be determined by the underwriters managing such underwritten registration following the effective date of any underwritten Short Form Registration or Piggyback Registration (not to exceed 90 days (except as extended during the period of any Holdback Extension)) (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree in writing, and (ii) shall cause each holder of at least 5% (on a fully-diluted basis) of its Common Stock, PIPE Securities, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (as extended by any Holdback Extension), except as part of such underwritten registration, if otherwise permitted, unless the underwriters managing the registered public offering otherwise agree in writing.

5.           Registration Procedures.  Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered as permitted by this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)           in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel), and include in any such registration such additional information reasonably requested by a majority of the Registrable Securities registered under the applicable registration statement, or the underwriters, if any, for marketing purposes, whether or not required by applicable securities laws;

(b)           notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the lesser of (x) 180 days and (y) such shorter period which will terminate when all Registrable Securities covered by the registration statement have been sold and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)           furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)           use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction);

(e)           notify each seller of such Registrable Securities, (i) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) promptly after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)           prepare and file promptly with the Securities and Exchange Commission, and notify such holders of Registrable Securities prior to the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, when any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, in case any such holders of Registrable Securities or any underwriter for any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations promulgated thereunder, the Company shall use its best efforts to prepare promptly upon request of any such holders or underwriters such amendments or supplements to such registration statement and prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

(g)           cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i)           enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, participation in "road shows," investor presentations and marketing events and effecting a stock split or a combination of shares);

(j)           make available at reasonable times for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement subject to the applicable person(s) executing a nondisclosure agreement in reasonable form and substance if reasonably required by the Company;

(k)           otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission;

(l)           permit any holder of Registrable Securities, which holder, in the Company’s judgment, is or might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(m)           use its best efforts to prevent the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, and in the event of the issuance of any such stop order or other such order the Company shall advise such holders of Registrable Securities of such stop order or other such order promptly after it shall receive notice or obtain knowledge thereof and shall use its best efforts promptly to obtain the withdrawal of such order;

(n)           use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate  the disposition of such Registrable Securities;

(o)           provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in the Company’s judgment, such holder is or might be deemed to be a controlling person of the Company, such holder will have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such holder and presented to the Company in writing, to the effect that the holding or sale by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding or sale does not imply that such holder shall assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided, that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

6.           Registration Expenses.  All Registration Expenses, shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.  Each Person that sells securities pursuant to a Short Form Registration or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such Person's account.

7.           Indemnification.

(a)           The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its partners, members, officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder, partners, members, director, officer or controlling person for any legal or other expenses reasonably incurred by such holder, partner, member, officer, director or controlling person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.  In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)           In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall (i) indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact relating to such holder and provided by such holder to the Company or the Company's agent contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in, or based upon, any information or affidavit so furnished in writing by such holder; provided, that the obligation to indemnify will be individual, not joint and several, to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement, and (ii) reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) for any legal or other expenses reasonably incurred by such Persons in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished to such holder of Registrable Securities by such Persons expressly for use therein.  In connection with an underwritten offering in which a holder of Registrable Securities is participating, each such holder shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act).

(c)           Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that failure to give such notice shall not affect the right of such Person to indemnification hereunder unless such failure is prejudicial to the indemnifying party's ability to defend such claim) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its prior written consent (but such consent shall not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)           The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.  The Company and each holder also agree to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the indemnification provided for herein is unavailable for any reason.

(e)           If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.  The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 7(f) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(f)           No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof given by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(g)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

8.           Participation in Underwritten Registrations.  No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to any over-allotment or "green shoe" option requested by the underwriters, provided, that no holder of Registrable Securities or PIPE Securities shall be required to sell more than the number of Registrable Securities or PIPE Securities such holder has requested to include) and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.  Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such holder's obligations under Section 4 or that are necessary to give further effect thereto.

9.           Rule 144 Reporting.  With a view to making available to the holders of Registrable Securities the benefits of certain rules and regulations of the Securities and Exchange Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)           make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

(b)           file with the Securities and Exchange Commission, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and

(c)           so long as any party hereto owns any Registrable Securities, furnish to such Person forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing it to sell any such securities without registration.

10.           Additional Shares.

(a)           On the Price Determination Date, the Company shall make a determination of the actual trading value of the shares of Common Stock of the Company by averaging any consecutive or non consecutive five (5) day, daily weighted average trading price during the 40 trading days immediately prior to the Price Determination Date as reported on Bloomberg news service, or, if the securities are trading on an exchange or quoted on any Nasdaq market, based on the official transaction pricing reporting of such exchange or Nasdaq market (the “Assumed Value”); provided, that if the Price Determination Date occurs due to the closing of a PIPE Offering, the Assumed Value shall be the price of the PIPE Securities,  and,  as soon thereafter as possible issue to Fourth Third such number of additional shares of Common Stock (the “Additional Shares” ) as equals “Y” where “Y” equals the sum of (A) $11,000,000 divided by (B) the Assumed Value, less the number of Shares issued hereby as adjusted for stock splits, combinations or similar transactions, up to a maximum of 1,100,000 Additional Shares.  By way of examples only, (i) if the Assumed Value as determined at a Price Determination Date is determined to be $8.00, then, in addition to the 1,100,000 Shares previously issued, 275,000 Additional Shares shall be issued, and (ii) if the Assumed Value is determined to be $5.00, then, in addition to the 1,100,000 Shares previously issued, 1,100,000 Additional Shares shall be issued.

(b)           At any time that there is indebtedness outstanding under the Credit Agreement, the Company may, at its sole and absolute discretion, repurchase, for consideration (the “Repurchase Amount”) of (i) $5,000,000, a portion of the Shares and Additional Shares held by all holders, equal to all such Shares and Additional Shares in excess of 635,231 shares of Common Stock, as adjusted for stock splits, recombination or similar transactions, or (ii) $10,000,000, all Shares and Additional Shares held by all holders.

(c)           Notwithstanding the foregoing, the Assumed Value shall not be increased and no Shares or Additional Shares issued to the Holder shall be cancelled.  The Adjustment is in addition to the other rights of the Holder described in this Agreement. The certificate(s) representing all Shares and Additional Shares (if any) issued to Fourth Third and its assigns shall be appropriately legended reflecting the foregoing.

(d)           Upon the occurrence of each Adjustment, the Company, at its expense, shall promptly compute such Adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such Adjustment and showing in detail the facts upon which such Adjustment is based.  Upon the occurrence of each Adjustment, the Company shall issue and deliver to the Holder, a stock certificate or certificates representing the Additional Shares or immediately pay the Repurchase Amount.

(e)           Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Company issue pursuant to this Agreement, more than the maximum number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded, subject to equitable adjustment from time to time for stock splits, reverse stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof.  If such rules or regulations would prohibit an issuance of Additional Shares pursuant to the Adjustment, the Company shall pay the Holder the Repurchase Amount, or, at the Holder’s option, issue the Holder non-voting Common Stock or issue the Holder a promissory amount reflecting the dollar value of the Adjustment and the material terms of the indebtedness under the Credit Agreement.

(f)           Until the Price Determination Date, Holder may not, on its own or through entities under its control, sell, short sell, agree to sell or sell or write calls options or warrants, hypothecate, loan, or enter into or maintain any short equivalent position, arbitrage arrangement or hedging transaction resulting in a short equivalent position, with respect to any of the Shares on any market, quotation service or exchange where the Common Stock is trading or authorized for quotations.

11.           Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient accompanied by a certified or registered mailing.  Such notices, demands and other communications shall be sent to the Company and the Holder at the addresses set forth below and to the other parties hereto at such address or to the attention of such other person as is specified in the Company's books and records:

If to the Company:

PNG Ventures, Inc.
2038 Corte Del Nogal, Suite 110
Carlsbad, California  92011
Attention: Mark Baum, Esq.
Tel. (760) 804-8844 x205
Facsimile: (760) 804-8845

with a copy to:

Hodgson Russ, LLP
1540 Broadway, 24th Floor
New York, NY 10036

Attention: Ron Levy, Esq.
Tel. (212) 751-4300
Fax. (212) 751-0928
Email: rlevy@hodgsonruss.com

If to Fourth Third:

Fourth Third LLC
375 Park Avenue
Suite 3304
New York, NY 10152
Attention: Brian J. Cavanagh, CFO
Tel (212) 759-7577
Facsimile: (212) 759-0091
Email: brian@medleycapital.com

King & Spalding, LLP
1185 Avenue of the Americas
New York, NY 10036
Attention: Gerald Woods, Esq.
Tel. (212) 556-2232
Facsimile: (212) 556-2222
Email: GWoods@KSLAW.com

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

12.           Miscellaneous.

(a)           No Inconsistent Agreements.  The Company shall not enter into any agreement which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(b)           Remedies.  Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(c)           Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the holders of at least a majority of the Registrable Securities.  Notwithstanding anything to the contrary, no modification, amendment or waiver of any provision that materially and adversely affects the rights or obligations hereunder of any particular holder of Registrable

Securities or group of holders of Registrable Securities while not similarly affecting the rights or obligations hereunder of all holders of Registrable Securities shall be effective against such holder or group of holders unless approved in writing by such holder or the holders of a majority of the Registrable Securities held by such group of holders, as the case may be.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(d)           Successors and Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(e)           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(f)           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.  Facsimile or scanned and emailed counterparts signatures to this Agreement shall be acceptable and binding.

(g)           GOVERNING LAW.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(h)           Time is of the Essence; Computation of Time.  Time is of the essence for each and every provision of this Agreement.  Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

(i)           Entire Agreement.  This Agreement and all other agreements contemplated by this Agreement supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

(j)           Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            *   *   *   *   *   *

IN WITNESS WHEREOF, the parties hereto have executed this Master Rights Agreement as of the Effective Date.

PNG VENTURES, INC.

By:           /s/ Kevin Markey
Name: Kevin Markey
Title: Chief Executive Officer

FOURTH THIRD LLC

By:           /s/ Seth R. Taube
Name: Seth R. Taube
Title: Authorized Signatory